EXHIBIT INDEX
EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.

EXHIBIT B:
  Attachment to item 77I:  Terms of new or amended securities

EXHIBIT C:
  Attachment to item 77Q1: Amendment to the bylaws of The Gabelli Equity Trust Inc.

EXHIBIT D:
  Attachment to item 77Q1: Articles supplementary
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EXHIBIT A:
THE GABELLI EQUITY TRUST INC.
EXHIBIT TO ITEM 77C

	The Annual Meeting of Shareholders of The Gabelli Equity
Trust Inc. (the "Equity Trust") was held on May 14, 2001. The following proposals were submitted for a vote of the shareholders:

1.  TO ELECT THREE DIRECTORS OF THE EQUITY TRUST:

	With respect to the proposal relating to the election of three directors of the Equity Trust, two to be elected by the holders of the Equity Trust's Common Stock and holders of its 7.25% Cumulative Preferred Stock ("Preferred Stock"), voting together as a single class, and one to be elected by the holders of the Equity Trust's Preferred Stock, voting as a separate class, the following votes and percentages were recorded:

                                                   PERCENT REPRESENTED
                                                        AT THE MEETING
                             FOR          WITHHOLDING        VOTING IN
                                            AUTHORITY            FAVOR

Thomas E. Bratter      119,550,864.90      938,926.99           99.22%
Mario J. Gabelli       119,609,233.46      880,558.43           99.27%
Felix J. Christiana      4,914,531          40,448              99.18%

	The remaining Directors in office are: Anthony J. Colavita, James P. Conn, Frank J. Fahrenkopf, Jr., Karl Otto P"hl, Anthony
R. Pustorino and Salvatore J. Zizza.



EXHIBIT B:
EXHIBIT 77(i)

TERMS OF NEW OR AMENDED SECURITIES
THE GABELLI EQUITY TRUST INC.

(1)	Rights Offering - On January 10, 2001, The Gabelli
Equity Trust (the "Trust"), a Maryland corporation, distributed one transferable right for each of the 108,688,408 outstanding common shares of the Trust to shareholders of record on that date. Six rights were required to purchase one additional common share of the Trust at a per share purchase price of $7.00. The subscription period expired on February 13, 2001. The rights offering was fully subscribed resulting in the issuance of 18,114,735 additional shares of common stock and proceeds of $126,803,145 to the Trust, prior to the deduction of estimated expenses of $500,000. The net asset value per share of the Trust common shareholders was reduced by approximately $0.62 as a result of the issuance.

(2)	Preferred Stock Offering - On June 20, 2001, the
Fund successfully completed its offering of 7.20% Tax Advantaged Series B Cumulative Preferred Stock (the "Series B Preferred") which was rated "Aaa" by Moody's Investors Services, Inc. The Fund issued 6,600,000 Series B Preferred shares, par value $.001 per share, at $25 per share with an annual dividend rate of $1.80 per share quarterly starting in September 2001. The Series B Preferred shares are listed and traded on the New York Stock Exchange under the symbol "GAB PrB".

The Fund is currently authorized to issue 200,000,000 shares of capital stock, of which 184,000,000 shares are currently designated as common stock. Each share of common stock has equal voting, dividend, distribution and liquidation rights. The Fund's capital stock is subject to reclassification from time to time by the Board of Directors. At a meeting of the Fund's Board of Directors duly convened and held on May 16, 2001, the Board adopted a resolution authorizing management of the Fund to reclassify
10,250,000 authorized but unissued shares of common stock, par value $.001 per share, as preferred stock, par value
$.001 per share.

The Fund is currently authorized to issue 16,000,000 shares of preferred stock, of which 5,750,000 shares are currently designated as 7.25% Tax Advantaged Cumulative
Preferred Stock (the "Series A Preferred").  As of June
30, 2001, the Fund had outstanding 5,367,900 shares of Series A Preferred, par value $.001 per share, which together with the Series B Preferred offering, are senior securities of the Fund. The Series A Preferred is the same class as the Series B Preferred and is ranked on a parity with the Series B Preferred as to dividend and liquidation preference.



EXHIBIT C:
EXHIBIT 77(Q)(1)

AMENDMENT TO THE BYLAWS OF
THE GABELLI EQUITY TRUST INC.


BY-LAWS
OF
THE GABELLI EQUITY TRUST INC.

A Maryland Corporation

ARTICLE I

STOCKHOLDERS

Annual Meetings
 . The annual meeting of the stockholders of The Gabelli Equity Trust Inc. (the "Corporation") shall be held on a date fixed from time to time by the Board of Directors within the thirty-one (31) day period ending four (4) months after the end of the Corporation's fiscal year. An annual meeting may be held at any place in or out of the State of Maryland as may be determined by the Board of Directors as shall be designated in the notice of the meeting and at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Charter or these By-Laws.

Special Meetings
 . Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corpo-ration's Charter, may be held at any place within the United States, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least twenty-five (25) percent of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation). Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter that is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months. A written request shall state the purpose or purposes of the proposed meeting.

Notice of Meetings
 . Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing the notice in the mail at least ten (10) days, but not more than ninety (90) days, prior to the date designated for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purposes of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

Quorum
 . Except as otherwise provided by statute or by the Corporation's Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by majority vote of the shares so represented in person or by proxy at the meeting and entitled to vote. In the absence of a quorum, the stockholders present in person or by proxy at the meeting, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 5 of this Article I until a quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of a majority that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, or other applicable statute, the Corporation's Articles of Incorporation or these By-Laws, for action upon any given matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

Adjournment
 . Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than one-hundred-twenty (120) days after the original record date.

Organization
 . At every meeting of the stockholders, the Chairman of the Board, or in his absence or inability to act, the President, or in his absence or inability to act, a Vice President, or in the absence or inability to act of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

Order of Business
 . The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

Voting
 . Except as otherwise provided by statute or the Corporation's Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one (1) vote for every share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to Section 9 of this Article I.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

Fixing of Record Date for Determining Stockholders Entitled to
Vote at Meeting
 . The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) nor fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

Inspectors
 . The Board of Directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entertaining upon the discharge of his duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and the effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

Consent of Stockholders in Lieu of Meeting
 . Except as otherwise provided by statute or the Corporation's Charter, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings: (a) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.

ARTICLE II

BOARD OF DIRECTORS

General Powers
 . Except as otherwise provided in the Corporation's Charter, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Corporation's Charter or by these By-Laws.

Number, Election and Term of Directors
 . The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office. The number of directors shall in no event be fewer than three (3) nor more than nine (9) unless such number must be increased pursuant to the terms of any class or series of stock. The Board of Directors shall be divided into three classes. Within the limits above specified, the number of directors in each class shall be determined by resolution of the Board of Directors or by the stockholders at an annual meeting (or special meeting called to elect additional directors in accordance with terms of any class or series of stock). The term of office of the first class shall expire on the date of the first annual meeting of stockholders. The term of office of the second class shall expire one year thereafter. The term of office of the third class shall expire two years thereafter.
Upon expiration of the term of office of each class as set forth above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article, and each director elected shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned or have been removed as provided in these By-Laws, or as otherwise provided by statute or the Corporation's Charter. Any vacancy created by an increase in directors may be filled in accordance with Section 5 of this
Article II. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to Section 4 of this Article II at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

Resignation
 . A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

Removal of Directors
 . Any director of the Corporation may be removed by the stockholders with or without cause by a vote of a majority of the votes entitled to be cast for the election of directors.

Vacancies
 . Subject to the provisions of the Investment Company Act of 1940 and the terms of any class or series of stock, any vacancies in the Board of Directors, whether arising from death, resignation, removal or any other cause except an increase in the number of directors, shall be filled by a vote of the majority of the Board of Directors then in office even though that majority is less than a quorum, provided that no vacancy or vacancies shall be filled by action of the remaining directors if, after the filling of the vacancy or vacancies, fewer than two-thirds of the directors then holding office shall have been elected by the stockholders of the Corporation. A majority of the entire Board may fill a vacancy that results from an increase in the number of directors other than vacancies that holders of any class or series of the Corporation's stock are entitled to fill pursuant to the terms of any class or series of stock. If the stockholders of any class or series are entitled to separately elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series.
In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors (and except as may otherwise be provided by the terms of any class or series of stock), a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies. Any director appointed by the Board of Directors to fill a vacancy shall hold office only until the next annual meeting of stockholders of the Corporation and until a successor has been elected and qualifies or until his earlier resignation or removal. Except as may otherwise be provided by the terms of any class or series of stock, any director elected by the stockholder to fill a vacancy shall hold office for the balance of the term of the directors whose death, resignation or removal occasioned the vacancy and until a successor has been elected and qualifies or until his earlier resignation or removal.

Place of Meetings
 . Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

Regular Meetings
 . Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors.

Special Meetings
 . Special meetings of the Board of Directors may be called by two (2) or more directors of the Corporation or by the Chairman of the Board or the President.

Annual Meeting
 . The annual meeting of the newly elected and other directors shall be held as soon as practicable after the meeting of stockholders at which the newly elected directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

Notice of Special Meetings
 . Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally or by telephone or other standard form of telecommunication, at least twenty-four
(24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

Waiver of Notice of Meetings
 . Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

Quorum and Voting
 . One-third, but not fewer than two (2) of the members of the entire Board of Directors shall be present in person at any meeting of the Board so as to constitute a quorum for the transaction of business at the meeting, and except as otherwise expressly required by statute, the Corporation's Charter, these By-Laws, the Investment Company Act of 1940, or any other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Organization
 . The Board of Directors may designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

Committees
 . The Board of Directors may designate one (1) or more committees of the Board of Directors, each consisting of two (2) or more directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.

Written Consent of Directors in Lieu of a Meeting
 . Subject to the provisions of the Investment Company Act of 1940, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Telephone Conference
 . Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

Compensation
 . Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

Qualification
 . Pursuant to the authority granted by Section 2-403 of the Maryland General Corporation Law, in order for a person who has been elected as a director to qualify for service as a director, other than the directors elected by the holders of the Corporation's Preferred Stock, such person, upon the occurrence of an event which, pursuant to the terms of the Corporation's charter, permits a class of preferred stockholders of the Corporation to elect a certain number of directors that would otherwise be prohibited by the limitations of Article VI of the Corporation's charter, shall resign.

Acceptance of Resignations
 .  With respect to the resignations of directors required by
Section 18, such resignations shall be accepted by the Corporation in the following manner: (a) the Corporation shall accept the resignations of the least number of directors required in order to permit such preferred stockholders to elect the appropriate number of directors as determined by the relevant provision of the Corporation's charter; and (b) the resignations shall be accepted in the order that they were submitted to the Corporation (i.e., the resignation that was submitted to the Corporation first in time shall be accepted first by the Corporation, and so on). In the event that two or more resignations were submitted at the same time, the acceptance of one or the other resignation shall be at the discretion of the Corporation.

Restrictions on Amendment of Certain Provisions
 . Provisions of Sections 18 and 19 may not be amended by the directors of the Corporation, only by a vote of holders of a majority of the shares of stock of the Corporation.

ARTICLE III

OFFICERS, AGENTS AND EMPLOYEES

Number and Qualifications
 . The officers of the Corporation shall be a President, a Secretary and a Controller, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one (1) or more Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper. Any two (2) or more offices may be held by the same person, except the office of President, but no officer shall execute, acknowledge or verify in more than one (1) capacity any instrument required by law to be executed, acknowledged or verified in more than one capacity. Officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as provided in these By-Laws. The Board of Directors may from time to time elect such officers (including one or more Assistant Vice Presidents, one or more Assistant Controllers and one or more Assistant Secretaries) and may appoint, or delegate to the President the power to appoint, such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

Resignations
 . Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Direc-tors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Removal of Officer, Agent or Employee
 . Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Vacancies
 . A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to the office.

Compensation
 . The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.

Bonds or Other Security
 . If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

President
 .   The President shall be the chief executive officer of the
Corporation. In the absence or inability of the Chairman of the Board (or if there is none) to act, the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the Board, and he may delegate these powers.

Vice President
 . Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe.

Controller
 .   Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Controller shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Controller and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

Secretary
 .  The Secretary shall:

keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;

see that all notices are duly given in accordance with the provi-sions of these By-laws and as required by law;

be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

Delegation of Duties
 . In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE IV

STOCK

Stock Certificates
 . Unless otherwise provided by the Board of Directors and permitted by law, each holder of stock of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation to have a certificate or certificates, in a form approved by the Board, representing the number of shares of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Controller or an Assistant Controller and sealed with the seal of
the Corporation.   Any or all of the signatures or the seal on
the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

Stock Leger
 . There shall be maintained a stock leger containing the name and address of each stockholder and the number of shares of stock
of each class the shareholder holds.   The stock leger may be in
written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock leger shall be kept at the principal office of the Corporation or at any office or agency specified by the Board of Directors.

Transfer of Shares
 . Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

Regulations
 . The Board of Directors may authorize the issuance of uncertificated securities if permitted by law. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Lost, Destroyed or Mutilated Certificates
 . The holder of any certificate representing the shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate: to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

Fixing of Record Date for Dividends, Distributions, etc
 .  The Board may fix, in advance, a date not more than ninety
(90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidence of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders or record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

Information to Stockholders and Others
 . Any stockholder of the Corporation or his agent may inspect and copy during the Corporation's usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

ARTICLE V

INDEMNIFICATION AND INSURANCE

Indemnification of Directors and Officers
 . Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation, at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as those statues are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

Advances
 . Any current or former director of officer of the Corporation claiming indemnification within the scope of this Article V shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as those statutes are now or hereafter in force; provided however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met , and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940 nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.
Procedure
 . At the request of any current or former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as those statutes are now or hereafter in force, whether the standards required by this
Article V have been met; provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

Indemnification of Employees and Agents
 . Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article V to the extent permissible under Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940 as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.

Other Rights
 . The indemnification provided by this Article V shall not be deemed exclusive of any other right, with respect to indemnifi-cation or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Insurance
 . The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, provided that no insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him under this Article V or applicable law.

ARTICLE VI

SEAL

The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.

ARTICLE VII

FISCAL YEAR

Fiscal Year
 . The Corporation's fiscal year shall be fixed by the Board of Directors.

Accountant
 . The Corporation shall employ an independent public accountant or a firm of independent public accountants of national reputation as its Accountant to examine the accountants of the Corporation and to sign and certify the financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

A majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the Accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.

Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not "interested persons" of the Corporation, as that term is defined in the Investment Company Act of 1940, at a meeting called for the purpose of voting such action.

ARTICLE VIII

CUSTODY OF SECURITIES

Employment of a Custodian
 . The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the Investment Company Act of 1940 and the rules of the Securities and Exchange Commission thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Termination of Custodian Agreement
 . Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

ARTICLE IX

AMENDMENTS

These By-Laws may be amended or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the Investment Company Act of 1940.

As adopted, June 6, 1986
and as amended, March 19, 1998,
and May 16, 2001.


EXHIBIT D:
EXHIBIT 77(Q)(1)

ARTICLES SUPPLEMENTARY CREATING AND FIXING THE RIGHTS OF 7.20%
TAX ADVANTAGED SERIES B CUMULATIVE PREFERRED STOCK OF
THE GABELLI EQUITY TRUST INC. (the "Fund")

The Fund's Articles Supplementary is incorporated by reference to the Fund's Registration Statement on Form N-2 (Registration Nos. 333-59874 and 811-4700) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, as filed with the SEC via EDGAR on May 1, 2000, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2 and Pre-Effective Amendment No. 3.